UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

The information under this Item 2.02, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

The information included below under Item 7.01, including Exhibit 99.1 described therein, is hereby incorporated by reference in its entirety to this Item 2.02.

Item 7.01: Regulation FD Disclosure.

New Reporting Segments

Effective October 1, 2012, Hyatt Hotels Corporation (the “Company,” “we,” “our” or “us”) realigned its corporate and regional operations. Our realignment changed our operating and reportable segments such that our historic North American management and franchising segment has been combined with operations in Latin America to form the Americas management and franchising operating and reporting segment. The remaining components of our former International management and franchising reporting segment have been broken out to form two new operating and reporting segments, Southeast Asia, as well as China, Australia, South Korea and Japan (“ASPAC”) management and franchising and Europe, Africa, the Middle East and Southwest Asia (“EAME/SW Asia”) management. These operating segments, together with our owned and leased hotels, form our four reportable segments, which we define as follows:

•

Owned and leased hotels, which consists of our owned and leased full service and select service hotels and, for purposes of segment Adjusted EBITDA, our pro rata share of the Adjusted EBITDA of our unconsolidated hospitality ventures, based on our ownership percentage of each venture.

•	Americas management and franchising, which consists of our management and franchising of properties located in the United States, Latin America, Canada and the Caribbean.

•	ASPAC management and franchising, which consists of our management and franchising of properties located in Southeast Asia, as well as China, Australia, South Korea and Japan.

•	EAME/SW Asia management, which consists of our management of properties located primarily in Europe, Africa, the Middle East and India as well as countries along the Persian Gulf and the Arabian Sea.

As part of our realignment, costs incurred in our global development efforts, which were previously aggregated in corporate and other have been allocated to the operating and reporting segment to which they relate. The results of our vacation ownership business, Hyatt co-branded credit card and unallocated corporate overhead continue to be reported within corporate and other.

The Company is furnishing under Item 7.01 of this Current Report on Form 8-K the Investor Fact Book dated February 2013 attached hereto as Exhibit 99.1 (the “Investor Fact Book”) and posted on www.investors.hyatt.com to provide investors with certain unaudited historical financial information that has been recast to reflect our new reporting segments. The unaudited historical segment financial information included in the Investor Fact Book, when viewed on a consolidated basis, is as reported in the most recent periodic report in which the respective period was presented.

The unaudited historical financial information in the Investor Fact Book is not intended as a substitute for the recast segment information within the footnotes to the financial statements that will be reported in the Company’s Form 10-K for the fiscal year ended December 31, 2012 and earnings release for the fourth quarter of fiscal year 2012. Although the Company currently expects that such recast segment data will be consistent with the unaudited financial information presented in the Investor Fact Book, the Company cannot assure you that differences will not arise between the unaudited financial information included in the Investor Fact Book and the recast segment information included within the audited financial statements to be presented in the Company’s Form 10-K for the fiscal year ended December 31, 2012 and earnings release for the fourth quarter of fiscal year 2012. The Company’s management and its independent public accountants will continue to perform and complete various procedures in connection with the Company’s fiscal year 2012 annual reporting processes. These ongoing procedures with respect to the recast audited segment information within the footnotes to the financial statements may result in differences from the unaudited financial information set forth in the Investor Fact Book, and such differences may be material.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Hyatt Investor Fact Book- February 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: February 6, 2013	By:	/s/ Gebhard F. Rainer
Gebhard F. Rainer
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Hyatt Investor Fact Book- February 2013